UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2017
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FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

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Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 9, 2017, the board of directors of the Federal Home Loan Bank of Atlanta (“Bank”) approved amendments to the Bank’s Benefit Equalization Plan (“Plan”) to become effective January 1, 2018. The Plan is a non-qualified supplemental executive retirement plan that permits named executive officers and other eligible participants to defer compensation and to receive matching contributions and additional accruals that would otherwise have been made or have been accrued under the Bank’s qualified 401(k) savings plan or defined benefit pension plan but for certain limitations imposed by the Internal Revenue Code.
The amendments to the Plan include the following:

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The eligibility provisions for participation in the Plan are clarified by providing that any executive hired or promoted to the level of Senior Vice President or higher on or after January 1, 2018, will not be eligible to receive the defined benefit feature of the Plan and will instead receive an employer contribution of up to 10% applied to both annual base pay and incentive compensation plan award amounts under the defined contribution portion of the Plan.

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The employer contribution related to annual base pay will consist of (i) a 6% matching contribution, and (ii) a 4% non-elective contribution offset by the amount of any employer non-elective 401(k) savings plan contribution.

•	The employer contribution related to incentive compensation will be a 10% non-elective contribution.

•	The Plan includes a two-year service requirement for vesting.

A copy of the amended Plan will be included in the Bank’s next regularly scheduled filing with the SEC, which will be the Bank’s Annual Report on Form 10-K for the year ended December 31, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: December 14, 2017	By:/s/Reginald T. O'Shields
By: Reginald T. O'Shields
Senior Vice President and
General Counsel